UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Form 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2016

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TERRAPIN 3 ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

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Delaware	001-36547	46-4388636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

c/o Terrapin Partners, LLC

1700 Broadway, 18th Floor

New York, New York 10019

(Address of Principal Executive Offices) (Zip Code)

(212) 710-4100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On December 12, 2016, Terrapin 3 Acquisition Corporation (the “Company”) held a special meeting of stockholders (the “Meeting”). At the Meeting, the stockholders approved the following items: (i) a proposal to approve the adoption of the Amended and Restated Business Combination Agreement, dated as of September 28, 2016, by and among Yatra Online, Inc. (“Yatra”), T3 Parent Corp., T3 Merger Sub Corp., the Company, MIHI LLC (solely for the purposes set forth therein) and Shareholder Representative Services LLC, and the First Merger described therein (the “Business Combination Proposal”) and (ii) a proposal to approve the adjournment of the Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based on the tabulated vote at the time of the special meeting, there were not sufficient votes to approve the Business Combination Proposal (the “Adjournment Proposal”). The affirmative vote of a majority of the outstanding shares of the Company’s common stock was required to approve the Business Combination Proposal. The affirmative vote of a majority of the votes cast thereon at the Meeting was required to approve the Adjournment Proposal.

Set forth below are the final voting results for each of the proposals:

Business Combination Proposal

The Business Combination Proposal was approved. The voting results of the shares of the Company’s common stock were as follows:

For	Against	Abstentions	Broker Non-Votes
12,642,556	615,836	0	0

Adjournment Proposal

The Adjournment Proposal was approved. The voting results of the shares of the Company’s common stock were as follows:

For	Against	Abstentions	Broker Non-Votes
11,946,456	1,315,836	100	0

Item 8.01. Other Events.

On December 13, 2016, the Company issued a press release announcing the approval of the Business Combination Proposal and the proposed business combination between the Company and Yatra contemplated thereby. A copy of the press release is attached to this report as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
99.1	Press release, dated December 13, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRAPIN 3 ACQUISITION CORPORATION

By:	/s/ Sanjay Arora
	Name:	Sanjay Arora
	Title:	Chief Executive Officer

Date: December 14, 2016

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated December 13, 2016